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                                                              EXHIBIT 23(a)(1)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 12, 1996 on the financial statements of Youth Services International, Inc. and subsidiaries (and to all references to our Firm) included in or made a part of this registration statement.


Baltimore, Maryland
  October 17, 1996